SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

--------------

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2021

---------------

ENTERPRISE DIVERSIFIED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1518 Willow Lawn Drive
Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(434) 336-7737

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

Item 1.02 - Termination of a Material Definitive Agreement.

On Monday, May 17, 2021, Enterprise Diversified, Inc. (the “Company”) entered into a confidential settlement agreement and mutual general release with Woodmont Lexington, LLC (“Woodmont”) and Mt Melrose, LLC (“Mt Melrose”), pursuant to which such parties have amicably settled their disputes and the previously reported related litigation between them following a mediation.

Pursuant to such settlement, all rights and obligations of the Company to Woodmont and/or Mt Melrose, and of Woodmont and/or Mt Melrose to the Company, set forth in the membership interest purchase agreement between the Company and Woodmont and the Amended and Restated Limited Liability Company Agreement of Mt Melrose, LLC by and among the Company and Woodmont dated June 27, 2019, and all amendments of those agreements, are terminated and of no further force or effect, effective as of May 17, 2021. As consideration for the termination of the Company’s membership interests, the Company shall receive $850,000 in cash proceeds.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits – none

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2021		ENTERPRISE DIVERSIFIED, INC.

	By:	/s/ Steven L. Kiel
Steven L. Kiel
Executive Chairman